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                                                                   Exhibit 10.13


                  AGRICULTURE PRODUCTS DEVELOPMENT DIVISION
                         AGRICULTURAL VALUE ADDED CENTER
                          AWARD AND SECURITY AGREEMENT

This agreement is dated as of the 22nd day of August, 2001, by and among 3N INVESTMENTS DBA HEARTLAND ETHANOL, LLC hereafter referred to as the "Company" and the Agricultural Value Added Center of the Kansas Department of Commerce and Housing, hereafter referred to as the "KDOC&H". The award identification number is 2002-04.

1.0 REPRESENTATIONS AND WARRANTIES OF THE COMPANY - The Company represents and warrants to the KDOC&H as follows:

  1.1 The company is a Limited Liability Company validly existing, and in good standing under the laws of the State of Kansas. The Federal Tax Identification Number is 48-1222205.
  1.2 Except as may have been previously disclosed in the application process, there are no actions, suits, or proceedings pending, or (to the knowledge of the Company) threatened against or affect the Company, before any Court, commission, administrative agency or government instrumentality.
  1.3 The Company is not infringing or violating any patent, copyright or trademark.
  1.4 The information provided by the Company in its application to the KDOC&H is true, correct, and complete in all material aspects.
  1.5 The individual signing this contract has the express authority to represent the Company in such an agreement and has the authority to represent the corporation as specified in the Articles of Incorporation of the Company and/or the bylaws of the Company.

2.0 COVENANTS OF THE COMPANY - The Company shall:

  2.1 Perform the project in accordance with this agreement, the Application, proposal and subsequent amendments, Attachments A, B, and C, and Indices 1, 2, and 3, all of which are incorporated herein by reference, (if required) as submitted for funding.
  2.2 Develop and promote the commercialization, marketing and sale of products from the project as described in the Application ("Product").
  2.3 Make full restitution to the KDOC&H of all the KDOC&H funds provided to the Company, in the event the Company is unable or unwilling to meet the terms of this agreement.
  2.4 The KDOC&H reserves the right to audit performance and financial records of the Company pertaining to this project. The company shall


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      make the project records available to the KDOC&H on demand, during normal business hours, as long as the loan is outstanding.
  2.5 Company will provide quarterly reports on the status of the project, the results and the expected completion date. In addition, Company will provide all public reporting information to the KDOC&H annually for 5 years from the date of the final report for the project.

3.0   COVENANTS AND WARRANTS OF THE KDOC&H

  3.1 The KDOC&H will provide a sum not to exceed $100,000.00 to the Company for use in connection with financing the project upon terms and conditions set forth in this document, provided such funds for this purpose are made available to the KDOC&H from the State of Kansas.

4.0   FUNDING OF THE PROJECT

  4.1 The KDOC&H will transfer moneys to the Company provided the KDOC&H receives the signed agreement from the Company and funds from the State of Kansas for use in financing the project as described in Section 3 .1 above, and the Company is in compliance with this agreement, the application and the proposal, and all amendments, if any to any of the foregoing documents.

5.0   INTELLECTUAL PROPERTY RIGHTS

  5.1 KDOC&H will possess no intellectual property rights to the project or products resulting from-this project.

6.0   PURPOSE

  6.1 This award provides funding to the Company for professional services and actual costs associated with SEC Filing.

7.0   IMPROPER USE OF FUNDS

  7.1 The KDOC&H is providing moneys to the Company, for the expressed purpose as identified in Section 6.1. Any other use of these moneys is prohibited.

8.0 PROJECT REPAYMENT TO THE KDOC&H. The provisions for repayment to the KDOC&H are as follows:

  8.1 If the company successfully meets the minimum escrow capitalization requirement of $11 million from the stock offering, and if escrow is broken by September 1, 2003, the Company will repay the sum of $100,000 within seven days. In the event escrow is broken after


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      September 1, 2003, within seven days of that date, the company will repay
      $100,000 plus 7.75% simple interest compounded annually from September 1, 2003.
  8.2 If the Company licenses, sells, or otherwise transfers the rights to manufacture the Product to another Kansas firm, such that the primary point of manufacture occurs in Kansas, the terms specified in 8.1 above shall continue to apply.
  8.3 If the Company: (1) commercializes the Product out-of-state such that no management, marketing or production activity occurs in Kansas; or (2) sells, transfers, licenses, or otherwise disposes of the rights to the Product out-of-state, such that no management, marketing or production activity occurs in Kansas, the Company shall pay the KDOC&H: (1) within thirty (30) days of such transfer, the award amount of $100,000 plus 10% simple interest from the date funds were disbursed by the KDOC&H; and (2) an ongoing royalty of 4% of gross sales for the life of the Product. If significant benefits to Kansas can occur as a result of such out-of-state transfer, this repayment obligation may be subject to re-negotiation at the discretion of the KDOC&H.
  8.4 If the Company, in exercising its best business judgment, determines not to commercialize, sell, license or market the Product, then no amounts shall be payable to the KDOC&H under this agreement in excess of the salvage or resale value of the equipment purchased.
  8.5 The Company shall provide quarterly auditable summaries of sales for the Company, which shall be signed by the president or the chief financial officer of the Company. A sample of the form to be provided is attached as Attachment B.
  8.6 In the event the Company should become insolvent, or is unable to successfully commercialize, sell, license or market the project, the Company must notify the KDOC&H immediately.
  8.7 If the Company dcfaults on any of its obligations hereunder, any equipment financed by this funding will become property of the KDOC&H and the KDOC&H will have the sole right to possess such equipment. The Company hereby grants the KDOC&H purchase security interest in the equipment.
  8.8 The Company has the right to accelerate payments at any time.

9.0   INDEMNIFICATION

      The Company shall indemnify and hold harmless the KDOC&H and respective affiliates, successors, assigns, agents and employees, harmless from and against any liabilities, losses, causes of action, suits, penalties, claims, demands, or expenses of any nature to the extent allowable by law for performance under this agreement.

10.0  QUARTERLY REPORTS

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      The Company will provide the KDOC&H quarterly reports, due within 15 days of the end of a respective quarter, as set forth in Attachment B. Failure to provide quarterly reports is a breach of this agreement.

11.0  FINAL PROJECT REPORT

      A final project report by Company to the KDOC&H is due within 30 days of completion of the project.

12.0  ANNUAL REPORTS

      Annual reports are due 30 days after the end of a calendar year once the project is completed for a period of five years,

13.0  SEVERABILITY

      If any one or more of the previous provisions contained in this agreement are held to be invalid, illegal, or unenforceable for any reason, it shall not affect any other provisions of the agreement.

14.0  APPLICABLE LAW

      This agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

15.0  CONTRACTUAL PROVISIONS ATTACHMENT

      The provisions found in Contractual Provisions Attachment Form (DA-146a), which is attached hereto, hereby incorporated in this contract and made a part thereof. Whenever the term state agency or words of like effect are used in Form D-146a, such reference shall be deemed to apply to the KDOC&H. The term contractor shall mean Company


Agreed to this 22nd day of August, 2001



/s/ Jeff Torluemke CEO              /s/ Gary Sherrer
-----------------------------       ----------------------------
Jeff Torluemke                      Gary Sherrer
Heartland Ethanol, LLC              Lt. Governor/Secretary KDOC&H


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                                  ATTACHMENT A

                         AGRICULTURAL VALUE ADDED CENTER

                         QUARTERLY SALES/PAYMENT REPORT

Instructions: Please fill in the areas below, and send the signed form and appropriate payment to the KDOC&H. The figures you report below are auditable according to our project agreement. Thank you for your timely response.

Project #                           Report #
         ---------------------------         ---------

Company Name                         Responsible Contact
            ------------------------                    ----------------------

Due Date
        ----------------

Report Covering         quarter                       (from       to           )
               ---------       -----------------           -------  ----------


Product(s):
           -------------------------------------------------------------

Report Basis:
             -----------------------------------------------------------------

Units Sales:                        Revenues:
            ------------------------         ---------------------

Payment for quarter (payment basis times revenues)
                                                  ------------------------------

Payment is due within thirty days of the end of the quarter.
Please remit payment along with this form.

Additional Comments:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Signature of CEO/CFO

Name:
     -------------------------------

Title:
      ------------------------------------



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                                  ATTACHMENT B

Quarterly Reports will be due within 15 days of the end of a respective quarter as follows:
            Quarter Ending December 31 - Report due by January 15
            Quarter Ending March 31 - Report due by April 15
            Quarter Ending June 30 - Report due by July 15
            Quarter Ending September 30 - Report due by October 15

Quarterly Report shall include details addressing the following:

1.    Describe the progress of the project during the quarter.

2. Have any significant problems been encountered during this quarter which have affected this project? If so, describe each problem, the resulting impact on the project, and the action(s) you have taken to solve the problem(s).

3. Have you increased or decreased the number of your employees this quarter? If so, how many.

4. Total sales last year, same quarter, total sales this year, same quarter.

5. Have the results of this project enhanced production, sales/marketing, distribution, operating efficiency or other areas of your company? If yes, please explain.

6. Are you aware of any other benefits to Kansas that have occurred as a result of this project (for example, increased business for your suppliers)? If yes, please explain.

7. What quantities of agricultural commodities (bushels, pounds, etc) were utilized in the project this quarter?

8. Has the company paid a premium to producers for the commodities, if yes, amount paid per unit.

9.    Has the company returned any patronage to agricultural producers?


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                                   ADDENDUM TO

                  Agriculture Products Development Division
                         Agricultural Value Added Center
                          Award and Security Agreement

                                   No. 2002-04


      This addendum dated October 31, 2001, is to substitute Western Plains Energy, L.L.C. for the "company" to agreement number 2002-04 originally dated the 22nd day of August, 2001, by and between 3N Investments dba Heartland Ethanol, LLC and Agricultural Value Added Center of the Kansas Department of Commerce and Housing and referred to as KDOC&H.
      The parties recite and agree as follows:
      Heartland Ethanol, LLC has formerly amended its Articles of Organization to reflect the change of its name to Western Plains Energy, L.L.C. and this addendum is to reflect the name change of the company and to substitute the new name of the company in the original agreement.
      Subsection 1.1 of Section 1.0 entitled REPRESENTATIONS AND WARRANTIES OF THE COMPANY is amended to read as follows:
      1.1 The company is a Limited Liability Company validly existing and in good standing under the laws of the State of Kansas. The
            Federal Tax Identification Number is 48-1247506.

      Western Plains Energy, L.L.C. hereby ratifies and agrees to comply with all the terms and conditions of the original agreement and KDOC&H agrees to Western Plains Energy, L.L.C. being substituted as the company to the original agreement.
      Agreed to this 31st day of October, 2001.

/s/ Jeff Torluemke CEO                    /s/ Gary Sherrer
-----------------------------------       -----------------------------------
JEFF TORLUEMKE                            GARY SHERRER
Chief Executive Officer                   Lt. Governor/Secretary KDOC&H
Western Plains Energy, L.L.C.